EXHIBIT 30(d)(xxxi)

RIDER FOR
TERM INSURANCE BENEFIT ON LIFE OF INSURED SPOUSE
DECREASING AMOUNT AFTER THREE YEARS

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

BENEFIT.--We will pay an amount under this Benefit if we receive due proof that the insured spouse died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period. We will pay this amount to the beneficiary for insurance payable upon the insured spouse's death. But our payment is subject to all the provisions of the Benefit and of the rest of this contract. The phrase insured spouse means the Insured's spouse named in the application for this contract.

We will use the table below to compute the amount we will pay. We show the
Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

TABLE OF AMOUNTS OF INSURANCE

AMOUNTS PAYABLE.--We show here the amount we will pay, based on the insured spouse's issue age, for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.

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ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
ANNIVER-
SARY 18 19 20 21 22 23 24 25 26 27 28 29 30 31
- ------------------------------------------------------------------------------------------------------------------------
1 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000

2 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000
3 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000
4 978 977 977 976 976 975 974 974 973 972 971 971 970 969
5 956 955 953 952 951 950 949 947 946 944 943 941 939 938
6 933 932 930 929 927 925 923 921 919 917 914 912 909 906
7 911 909 907 905 902 900 897 895 892 889 886 882 879 875
8 889 886 884 881 878 875 872 868 865 861 857 853 849 844
9 867 864 860 857 854 850 846 842 838 833 829 824 818 813
10 844 841 837 833 829 825 821 816 811 806 800 794 788 781
11 822 818 814 810 805 800 795 789 784 778 771 765 758 750
12 800 795 791 786 780 775 769 763 757 750 743 735 727 719
13 778 773 767 762 756 750 744 737 730 722 714 706 697 688
14 756 750 744 738 732 725 718 710 703 694 686 676 667 656
15 733 727 721 714 707 700 692 684 676 667 657 647 636 625
16 711 705 698 690 683 675 667 658 649 639 629 618 606 594
17 689 682 674 667 659 650 641 632 622 611 600 588 576 563
18 667 659 651 643 634 625 615 605 595 583 571 559 546 531
19 644 636 628 619 610 600 590 579 568 556 543 529 515 500
20 622 614 605 595 585 575 564 553 540 528 514 500 485 469
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ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
ANNIVER-
SARY 18 19 20 21 22 23 24 25 26 27 28 29 30 31
- ------------------------------------------------------------------------------------------------------------------------
21 $600 $591 $581 $571 $561 $550 $538 $526 $513 $500 $486 $471 $455 $438
22 578 568 558 548 537 525 513 500 486 472 457 441 424 406
23 556 545 535 524 512 500 487 474 459 444 429 412 394 375
24 533 523 512 500 488 475 462 447 432 417 400 382 364 344
25 511 500 488 476 463 450 436 421 405 389 371 353 333 313
26 489 477 465 452 439 425 410 395 378 361 343 324 303 281
27 467 454 442 429 415 400 385 368 351 333 314 294 273 250
28 445 432 419 405 390 375 359 342 324 306 286 265 243 219
29 422 409 395 381 366 350 333 316 297 278 257 235 212 200
30 400 386 372 357 341 325 308 289 270 250 229 206 200 200
31 378 364 349 333 317 300 282 263 243 222 200 200 200 200

32 356 341 325 310 293 275 256 237 216 200 200 200 200 200
33 333 318 302 286 268 250 231 210 200 200 200 200 200 200
34 311 295 279 262 244 225 205 200 200 200 200 200 200 200
35 289 273 256 238 220 200 200 200 200 200 200 200 200 *
36 267 250 232 214 200 200 200 200 200 200 200 200 *
37 245 227 209 200 200 200 200 200 200 200 200 *
38 222 204 200 200 200 200 200 200 200 200 *
39 200 200 200 200 200 200 200 200 200 *
40 200 200 200 200 200 200 200 200 *
41 200 200 200 200 200 200 200 *
42 200 200 200 200 200 200 *
43 200 200 200 200 200 *
44 200 200 200 200 *
45 200 200 200 *
46 200 200 *
47 200 *
48 *

*NO AMOUNT PAYABLE IF DEATH OCCURS
IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
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ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
ANNIVER-
SARY 32 33 34 35 36 37 38 39 40 41 42 43 44 45
- ------------------------------------------------------------------------------------------------------------------------
1 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000

2 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000
3 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000
4 968 967 966 964 963 962 960 958 957 955 952 950 947 944
5 935 933 931 929 926 923 920 917 913 909 905 900 895 889
6 903 900 897 893 889 885 880 875 870 864 857 850 842 833
7 871 867 862 857 852 846 840 833 826 818 810 800 789 778
8 839 833 828 821 815 808 800 792 783 773 762 750 737 722
9 806 800 793 786 778 769 760 750 739 727 714 700 684 667
10 774 767 759 750 741 731 720 708 696 682 667 650 632 611
11 742 733 724 714 704 692 680 667 652 636 619 600 579 556
12 710 700 690 679 667 654 640 625 609 591 571 550 526 500
13 677 667 655 643 630 615 600 583 565 546 524 500 474 444
14 645 633 621 607 593 577 560 542 522 500 476 450 421 389
15 613 600 586 571 556 538 520 500 478 455 429 400 368 333
16 581 567 552 536 518 500 480 458 435 409 381 350 316 278
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ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
ANNIVER-
SARY 32 33 34 35 36 37 38 39 40 41 42 43 44 45
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17 $548 $533 $517 $500 $481 $462 $440 $417 $391 $364 $333 $300 $263 $222
18 516 500 483 464 444 423 400 375 348 318 286 250 211 200
19 484 467 448 429 407 385 360 333 304 273 238 200 200 200
20 452 433 414 393 370 346 320 292 261 227 200 200 200 200
21 419 400 379 357 333 308 280 250 217 200 200 200 200 *
22 387 367 345 322 296 269 240 208 200 200 200 200 *
23 355 333 310 286 259 231 200 200 200 200 200 *
24 323 300 276 250 222 200 200 200 200 200 *
25 290 267 241 214 200 200 200 200 200 *
26 258 233 207 200 200 200 200 200 *
27 226 200 200 200 200 200 200 *
28 200 200 200 200 200 200 *
29 200 200 200 200 200 *
30 200 200 200 200 *
31 200 200 200 *
32 200 200 *
33 200 *
34 *

*NO AMOUNT PAYABLE IF DEATH OCCURS
IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
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- ------------------------------------------------------------------------------------------------------------------------
ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
ANNIVER-
SARY 46 47 48 49 50 51 52 53 54 55
- ------------------------------------------------------------------------------------------------------------------------
1 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000 $1000
2 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000
3 1000 1000 1000 1000 1000 1000 1000 1000 1000 1000
4 941 938 933 929 923 917 909 900 889 875
5 882 875 867 857 846 833 818 800 778 750
6 824 813 800 786 769 750 727 700 667 625
7 765 750 733 714 692 667 636 600 556 500
8 706 688 667 643 615 583 545 500 444 375
9 647 625 600 571 538 500 455 400 333 250
10 588 563 533 500 462 417 364 300 222 200
11 529 500 467 429 385 333 273 200 200 *
12 471 438 400 357 308 250 200 200 *
13 412 375 333 286 231 200 200 *
14 353 313 267 214 200 200 *
15 294 250 200 200 200 *
16 235 200 200 200 *
17 200 200 200 *
18 200 200 *
19 200 *
20 *

*NO AMOUNT PAYABLE IF DEATH OCCURS
IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
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PAID-UP INSURANCE ON DEATH OF INSURED

PAID-UP INSURANCE ON LIFE OF INSURED SPOUSE.--The Insured might die (1) in the term period for this Benefit; (2) while this contract is in force and not in default past the last day of the grace period; and (3) while the insured spouse is living. In this case, the insurance on the life of the insured spouse under the Benefit will become paid-up term insurance for decreasing amounts. We will compute these amounts from the Table of Amounts of Insurance. While the paid-up insurance is in effect, the contract will remain in force until the end of the term period for the Benefit. The paid-up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value.
This will be the net value on the date of surrender of the paid-up insurance.
But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the insured spouse's age and sex. The insured spouse's age at any time will be his or her age last birthday on the contract date plus the length of time since that date.
We use the Commissioners 1980 Standard Ordinary Mortality Table. We use
continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply, we will furnish them.

CONVERSION TO ANOTHER PLAN OF INSURANCE

RIGHT TO CONVERT.--While the Insured is living, you may be able to exchange this
Benefit for a new contract of life insurance on the life of the insured spouse in either this company or The Prudential Insurance Company of America. In any of
these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. And where we use the phrase new contract we mean the contract for which the Benefit may be exchanged. You will not have to prove that the insured spouse is insurable.

CONDITIONS.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract
Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the insured spouse is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.

CONTRACT DATE.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

CONTRACT SPECIFICATIONS.--The new contract will be in the standard or equivalent rating class. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract. (Since
$10,000 is 80% of $12,500, the amount we would have paid must be at least
$12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached, if Pruco Life
Insurance Company is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

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3. A contract of life insurance of a kind regularly being issued by Pruco Life
Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since
$25,000 is 80% of $31,250, the amount we would have paid must be at least
$31,250 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving or paying premiums in the event of disability, here is what the company will do. Even though this contract does not have such a benefit on the life of the insured spouse, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived or paid by us for disability under the new contract unless the disability started on or after its contract date. And no premium will be waived or paid by us for disability under a new contract unless it has a benefit for waiving or paying premiums in the event of disability. This will be so even if scheduled premiums have been paid by us under this contract.

Changes.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.

MISCELLANEOUS PROVISIONS

Ownership and Control.--Unless we endorse this contract to say otherwise, while the Insured is living the owner alone may exercise all ownership and control of this contract. This includes, but is not limited to, these rights: (1) to assign the contract; and (2) to change any subsequent owner. A request for such a change must be in writing to us at our Service Office and in a form that meets our needs. The change will take effect only when we endorse the contract to show it.

Unless we endorse this contract to say otherwise: (1) while any insurance is in force after the Insured's death, the owner of the contract will be the insured spouse; and (2) the owner alone will be entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us. But any insurance payable upon the Insured's death will be payable to the beneficiary for that insurance.

Beneficiary.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the
Insured.

Unless we endorse this contract to say otherwise, the beneficiary for insurance payable upon the death of the insured spouse will be the Insured if living, otherwise the estate of the insured spouse.

The beneficiary for insurance payable upon the death of the insured spouse may be changed. The request must be in writing and in a form that meets our needs.
It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request. It will end then even if the insured spouse is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated.

Misstatement of Age or Sex.--If the insured spouse's stated age or sex or both are not correct, we will change each benefit and any amount payable to what the premiums and charges would have bought for the correct age and sex.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the insured spouse would attain a certain age on that date. If we find that the issue age for the insured spouse was wrong, we will correct that date.

Suicide Exclusion.--If the insured spouse, whether sane or insane, dies by suicide within the period which we state in the Suicide Exclusion under General
Provisions and while this Benefit is in force, we will not pay the amount we describe under Benefit above. Instead, we will pay no more than the sum of the monthly charges deducted for this Benefit to the date of death divided by .925.
We will make that payment in one sum.

Reinstatement.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the life of the insured spouse unless we are given any facts we need to satisfy us that the insured spouse is insurable for the Benefit.

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Contract Value Options.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the
Insured only.

Contract Loans.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of the insured spouse.

Incontestability.--Except for default, we will not contest this Benefit after it has been in force during the insured spouse's lifetime for two years from the issue date.

Benefit Premiums and Charges.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly
Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the earliest of (1) the death of the insured, (2) the death of the spouse, and (3) the contract anniversary at the end of the term period for this Benefit.

If the Contract Becomes Paid-up.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this
Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The basis for determining the net cash value will be as we state in the second paragraph under Paid-up Insurance above.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a)
for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

This Supplementary Benefit Rider
Attached to this Contract on the Contract Date

Pruco Life Insurance Company

By /s/ SPECIMEN
Secretary

Printed in U.S.A.

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